UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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iRobot Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:	April 13, 2011

You are cordially invited to attend the annual meeting of stockholders of iRobot Corporation to be held at 10:00 a.m., local time, on Wednesday, May 25, 2011 at iRobot Corporation headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730.

At this annual meeting, you will be asked to elect three (3) class III directors for three-year terms, to approve our Senior Executive Incentive Compensation Plan, as amended and restated, to ratify the appointment of our independent registered public accountants, to cast an advisory vote on the compensation of our named executive officers and to cast an advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers. The board of directors unanimously recommends that you vote FOR election of the director nominees, FOR approval of our Senior Executive Incentive Compensation Plan, as amended and restated, FOR ratification of appointment of our independent registered public accountants, FOR approval, on an advisory basis, of the compensation of our named executive officers and FOR approval, on an advisory basis, of the proposal to hold future advisory votes on the compensation of our named executive officers on a triennial basis.

Details regarding the matters to be acted upon at this annual meeting appear in the accompanying proxy statement. Please give this material your careful attention.

Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

Very truly yours,

COLIN M. ANGLE
Chief Executive Officer & Chairman of the Board

iROBOT CORPORATION
8 Crosby Drive
Bedford, Massachusetts 01730
(781) 430-3000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 25, 2011

To the Stockholders of iRobot Corporation:

The annual meeting of stockholders of iRobot Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, May 25, 2011, at 10:00 a.m., local time, at iRobot Corporation headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730, for the following purposes:

1. To elect three (3) class III directors, nominated by the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal;

2. To approve our Senior Executive Incentive Compensation Plan, as amended and restated;

3. To ratify the appointment of the accounting firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the current fiscal year;

4. To hold an advisory vote on the compensation of our named executive officers;

5. To hold an advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers; and

6. To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Proposal 1 relates solely to the election of three (3) class III directors nominated by the board of directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

Only stockholders of record at the close of business on April 7, 2011, are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, we urge you, whether or not you plan to attend the annual meeting, to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Directions to iRobot Corporation headquarters can be found at the Company’s website, http://www.irobot.com.

By Order of the Board of Directors,

GLEN D. WEINSTEIN
Senior Vice President,
General Counsel and Secretary

Bedford, Massachusetts
April 13, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 25, 2011. THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT https://materials.proxyvote.com/462726.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

iROBOT CORPORATION
8 Crosby Drive
Bedford, Massachusetts 01730

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on May 25, 2011

April 13, 2011

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of iRobot Corporation, a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held on Wednesday, May 25, 2011, at 10:00 a.m., local time, at iRobot Corporation headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730, and any adjournments or postponements thereof. An annual report to stockholders, containing financial statements for the fiscal year ended January 1, 2011, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the form of proxy are expected to be first mailed to stockholders on or about April 21, 2011.

The purposes of the annual meeting are to elect three (3) class III directors for three-year terms, to approve our Senior Executive Incentive Compensation Plan, as amended and restated, to ratify the appointment of the Company’s independent registered public accountants, to hold an advisory vote on the compensation of our named executive officers and to hold an advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers. Only stockholders of record at the close of business on April 7, 2011 will be entitled to receive notice of and to vote at the annual meeting. As of March 31, 2011, 26,301,866 shares of common stock, $.01 par value per share, of the Company were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the annual meeting.

Stockholders may vote in person or by proxy. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the annual meeting, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary, before the taking of the vote at the annual meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

For Proposal 1, the election of class III directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the annual meeting shall be elected as directors. For Proposal 2, the approval of our Senior Executive Incentive Compensation Plan, as amended and restated, for Proposal 3, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the current fiscal year, and for Proposal 4, the advisory vote on the compensation of our named executive officers, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. For Proposal 5, the advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers, the frequency that receives the highest number of affirmative votes of the shares present or represented and entitled to vote at the annual meeting shall be deemed approved. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The person named as attorney-in-fact in the proxies, Glen D. Weinstein, was selected by the board of directors and is an officer of the Company. All properly executed proxies returned in time to be counted at the annual meeting will be voted by such person at the annual meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR election of the director nominees, FOR approval of our Senior Executive Incentive Compensation Plan, as amended and restated, FOR ratification of the appointment of our independent registered public accountants, FOR the approval, on an advisory basis, of the compensation of our named executive officers and FOR the holding of future advisory votes on the compensation of our named executive officers on a triennial basis.

Aside from the election of directors, the approval of our Senior Executive Incentive Compensation Plan, as amended and restated, the ratification of the appointment of the independent registered public accountants, the advisory vote on the compensation of our named executive officers and the advisory vote on the frequency of holding of future advisory votes on the compensation of our named executive officers, the board of directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the board of directors will be voted with respect thereto in accordance with the judgment of the person named as attorney-in-fact in the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 31, 2011: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of common stock; (ii) by each director or nominee of the Company; (iii) by each named executive officer of the Company; and (iv) by all directors and executive officers of the Company as a group. Unless otherwise noted below, the address of each person listed on the table is c/o iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730.

		Percentage of Shares
	Shares Beneficially	Beneficially
Name of Beneficial Owner	Owned(1)	Owned(2)

FMR LLC(3)	3,815,844	14.51%
82 Devonshire Street Boston, MA 02109
OppenheimerFunds, Inc.(4)	1,500,600	5.71%
2 World Financial Center 225 Liberty Street New York, NY 10281-1008
Colin M. Angle(5)	963,712	3.65%
John J. Leahy(6)	121,384	*
Joseph W. Dyer(7)	117,404	*
Jeffrey A. Beck(8)	33,675	*
Robert L. Moses(9)	32,578	*
Russell J. Campanello	0	*
Alison Dean(10)	43,530	*
Glen D. Weinstein(11)	115,907	*
Rodney A. Brooks, Ph.D.(12)	599,692	2.28%
Ronald Chwang(13)	515,235	1.96%
Jacques S. Gansler(14)	81,400	*
Andrea Geisser(15)	104,153	*
Helen Greiner(16)	712,683	2.71%
George C. McNamee(17)	153,129	*
Peter T. Meekin(18)	60,798	*
Paul J. Kern(19)	75,534	*
Paul Sagan(20)	10,266	*
Gail Deegan	0	*
All executive officers, directors and nominees as a group (21)(18 persons)	3,741,080	13.70%

*	Represents less than 1% of the outstanding common stock.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the Securities and Exchange Commission, the number of shares of common stock deemed outstanding includes (i) shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 31, 2011 and (ii) shares issuable pursuant to restricted stock units held by the respective person or group that vest within 60 days of March 31, 2011.

(2)	Applicable percentage of ownership as of March 31, 2011 is based upon 26,301,866 shares of common stock outstanding.

(3)	FMR LLC and Edward C. Johnson 3d each have sole dispositive power with respect to all of the shares. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC and an investment adviser, is a beneficial owner of all of the shares, 1,615,286 of which are attributable to Fidelity OTC Portfolio, an investment company registered under the Investment Company Act of 1940. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. The address of each reporting entity is 82 Devonshire Street, Boston, MA 02109. This information has been obtained from a Schedule 13G filed by FMR LLC and Edward C. Johnson 3d with the Securities and Exchange Commission on February 14, 2011.

(4)	OppenheimerFunds, Inc. has shared voting power and shared dispositive power with respect to all of these shares. This information has been obtained from a Schedule 13G/A filed by OppenheimerFunds, Inc. with the Securities and Exchange Commission on February 10, 2011, and includes 1,500,600 shares over which Oppenheimer Global Opportunity Fund has shared voting and shared dispositive power. The address of Oppenheimer Global Opportunity Fund is 6803 S. Tucson Way, Centennial, CO 80112.

(5)	Includes 110,850 shares issuable to Mr. Angle upon exercise of stock options and 7,563 shares issuable to Mr. Angle upon vesting of restricted stock units.

(6)	Includes 95,448 shares issuable to Mr. Leahy upon exercise of stock options and 3,088 shares issuable to Mr. Leahy upon vesting of restricted stock units.

(7)	Includes 99,616 shares issuable to Mr. Dyer upon exercise of stock options, 2,925 shares issuable to Mr. Dyer upon vesting of restricted stock units and 100 shares owned by Mr. Dyer’s stepson. Mr. Dyer disclaims beneficial ownership of the 100 shares owned by his stepson, except to the extent of his pecuniary interest, if any.

(8)	Includes 14,750 shares issuable to Mr. Beck upon exercise of stock options and 10,175 shares issuable to Mr. Beck upon vesting of restricted stock units.

(9)	Includes 29,925 shares issuable to Mr. Moses upon exercise of stock options and 988 shares issuable to Mr. Moses upon vesting of restricted stock units.

(10)	Includes 39,029 shares issuable to Ms. Dean upon exercise of stock options and 725 shares issuable to Ms. Dean upon vesting of restricted stock units.

(11)	Includes 99,740 shares issuable to Mr. Weinstein upon exercise of stock options and 1,575 shares issuable to Mr. Weinstein upon vesting of restricted stock units.

(12)	Includes 19,333 shares issuable to Dr. Brooks upon exercise of stock options.

(13)	Includes an aggregate of 326,525 shares held by iD5 Fund, L.P. Dr. Chwang is a general partner of the management company for iD5 Fund, L.P. and may be deemed to share voting and investment power with respect to all shares held by iD5 Fund, L.P. Dr. Chwang disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any. Also includes 65,000 shares issuable to Dr. Chwang upon exercise of stock options and 123,710 shares held in a trust for the benefit of certain of his family members. As co-trustees of the family trust, Dr. Chwang shares voting and dispositive power over the shares held by the trust with his spouse.

(14)	Includes 80,000 shares issuable to Dr. Gansler upon exercise of stock options.

(15)	Includes 80,000 shares issuable to Mr. Geisser upon exercise of stock options and 11,247 shares issuable to Mr. Geisser upon termination of service.

(16)	Includes 31,333 shares issuable to Ms. Greiner upon exercise of stock options and 228 shares issuable to Ms. Greiner upon termination of service.

(17)	Includes 80,000 shares issuable to Mr. McNamee upon exercise of stock options and 3,489 shares issuable to Mr. McNamee upon termination of service.

(18)	Includes 40,000 shares issuable to Mr. Meekin upon exercise of stock options, 9,780 shares issuable to Mr. Meekin upon termination of service and 500 shares owned by Mr. Meekin’s IRA. Mr. Meekin’s spouse shares voting and dispositive power over the non-IRA shares.

(19)	Consists of 70,000 shares issuable to Gen. Kern upon exercise of stock options and 5,534 shares issuable to Gen. Kern upon termination of service.

(20)	Includes 10,000 shares issuable to Mr. Sagan upon exercise of stock options and 266 shares issuable to Mr. Sagan upon termination of service.

(21)	Includes an aggregate of 965,024 shares issuable upon exercise of stock options held by sixteen (16) executive officers and directors, an aggregate of 27,039 shares issuable upon vesting of restricted stock units held by seven (7) executive officers and an aggregate of 30,544 shares issuable upon termination of service to six (6) directors.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our board of directors currently consists of ten members. Our amended and restated certificate of incorporation divides the board of directors into three classes. One class is elected each year for a term of three years. The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated Gail Deegan, Andrea Geisser and Jacques S. Gansler, Ph.D. and recommended that each be elected to the board of directors as a class III director, each to hold office until the annual meeting of stockholders to be held in the year 2014 and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. Dr. Gansler and Mr. Geisser are class III directors whose terms expire at this annual meeting. The board of directors is also composed of (i) three class I directors (Colin M. Angle, Ronald Chwang, Ph.D., and Paul J. Kern, Gen. U.S. Army (ret.)), whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2012, (ii) four class II directors (Helen Greiner, George C. McNamee, Peter T. Meekin, and Paul Sagan) whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2013, and (iii) Rodney A. Brooks, Ph.D., currently a class III director, who has informed us that he will retire upon the expiration of his term, the date of this annual meeting, and will therefore not stand for re-election.

The board of directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the board of directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE NOMINEES LISTED BELOW.

The following table sets forth the nominees to be elected at the annual meeting and continuing directors, the year each such nominee or director was first elected a director, the positions with us currently held by each nominee and director, the year each nominee’s or director’s current term will expire and each nominee’s and director’s current class:

Nominee’s or Director’s Name and		Year Current Term	Current Class
Year First Became a Director	Position(s) with the Company	Will Expire	of Director

Nominees for Class III Directors:
Gail Deegan	N/A	N/A	N/A
Andrea Geisser 2004	Director	2011	III
Jacques S. Gansler, Ph.D. 2003	Director	2011	III
Continuing Directors:
Colin M. Angle 1992	Chairman of the Board, Chief Executive Officer and Director	2012	I
Ronald Chwang, Ph.D. 1998	Director	2012	I
Paul J. Kern, Gen. U.S. Army (ret.) 2006	Director	2012	I
Helen Greiner 1994	Director	2013	II
George C. McNamee 1999	Director	2013	II
Peter T. Meekin 2003	Director	2013	II
Paul Sagan 2010	Director	2013	II

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the director nominees to be elected at the annual meeting, the directors and the executive officers of the Company, their ages immediately prior to the annual meeting, and the positions currently held by each such person with the Company.

Name	Age	Position

Colin M. Angle	43	Chairman of the Board, Chief Executive Officer and Director
John J. Leahy	52	Executive Vice President, Chief Financial Officer and Treasurer
Joseph W. Dyer	64	Chief Operating Officer
Jeffrey A. Beck	48	President, Home Robots
Robert L. Moses	56	President, Government and Industrial Robots
Russell Campanello	55	Senior Vice President, Human Resources
Alison Dean	46	Senior Vice President, Corporate Finance
Glen D. Weinstein	40	Senior Vice President, General Counsel and Secretary
Rodney A. Brooks, Ph.D.(1)	56	Director
Ronald Chwang, Ph.D.(2)	63	Director
Jacques S. Gansler, Ph.D.(3)	76	Director
Andrea Geisser(4)	68	Director
Helen Greiner	43	Director
George C. McNamee(2)(4)	64	Director
Peter T. Meekin(3)(4)	61	Director
Paul J. Kern, Gen. U.S. Army (ret)(2)	65	Director
Paul Sagan(3)	52	Director
Gail Deegan	64	Director Nominee

(1)	Dr. Brooks is retiring from the board of directors and therefore is not standing for re-election at this annual meeting

(2)	Member of compensation committee

(3)	Member of nominating and corporate governance committee

(4)	Member of audit committee

Colin M. Angle, a co-founder of iRobot, has served as chairman of the board since October 2008, as chief executive officer since June 1997, and prior to that, as our president since November 1992. Mr. Angle has also served as a director since October 1992. Mr. Angle also worked at the National Aeronautical and Space Administration’s Jet Propulsion Laboratory where he participated in the design of the behavior-controlled rovers that led to Sojourner exploring Mars in 1997. Mr. Angle holds a B.S. in Electrical Engineering and an M.S. in Computer Science, both from MIT. As a co-founder and chief executive officer, Mr. Angle provides a critical contribution to the board of directors reflecting his detailed knowledge of the Company, our employees, our client base, our prospects, the strategic marketplace and our competitors.

John J. Leahy has served as our executive vice president, chief financial officer and treasurer since June 2008. From August 2007 to September 2007, Mr. Leahy served as executive vice president, chief financial officer, principal financial/accounting officer and assistant treasurer of The Hanover Insurance Group, Inc. From 1999 to 2007, Mr. Leahy served as executive vice president and chief financial officer of Keane, Inc., and served as interim president and chief executive officer from May 2006 to January 2007. From 1982 to 1999, Mr. Leahy served in a number of financial positions for Pepsico, Inc. He received a B.S. in Finance from Merrimack College and an M.B.A. from Boston College.

Joseph W. Dyer has served as our chief operating officer since August 2010. Mr. Dyer previously served as the president of our government and industrial robots division from July 2006 to August 2010. Mr. Dyer served as executive vice president and general manager of our government and industrial robots division from September 2003 until July 2006. Prior to joining iRobot, Mr. Dyer served for 32 years in the U.S. Navy. From

July 2000 until July 2003, he served as Vice Admiral commanding the Naval Air Systems Command at which he was responsible for research and development, procurement and in-service support for naval aircraft, weapons and sensors. He is an elected fellow in the Society of Experimental Test Pilots and the National Academy of Public Administration. He also chairs NASA’s Aerospace Safety Advisory Panel. Mr. Dyer holds a B.S. in Chemical Engineering from North Carolina State University and an M.S. in Finance from the Naval Postgraduate School, Monterey, California.

Jeffrey A. Beck has served as the president of our home robots division since April 2009. Prior to joining iRobot, Mr. Beck served at AMETEK Corporation as senior vice president and general manager, Aerospace & Defense from 2008 to 2009 and as vice president & general manager, Power Systems and Instruments Division from 2004 to 2008. From 1996 to 2004, Mr. Beck served in a number of positions at Danaher Corporation, including president, Danaher Precision Systems Division and vice president of sales, Kollmorgen I&C Division. Mr. Beck holds a B.S. in Mechanical Engineering from the New Jersey Institute of Technology and an M.B.A. from Boston University.

Robert L. Moses has served as president of our government and industrial robots division since August 2010. Previously, he served as the division’s senior vice president of operations from April 2008 to August 2010 and vice president of operations from April 2006 to March 2008. Prior to joining iRobot as director of operations of our government and industrial robots division in 2003, Mr. Moses served as a career naval officer, most recently as director of contracts for the Naval Air Systems Command. Mr. Moses holds a bachelor’s degree in business administration from the University of Mississippi and a master’s degree in acquisition and contract administration from the Naval Postgraduate School in Monterey, California.

Russell Campanello has served as our senior vice president, human resources since November 2010. Prior to joining iRobot, Mr. Campanello served as senior vice president, human resources and administration at Phase Forward, Inc. from April 2008 until September 2010. Mr. Campanello previously served as senior vice president of human resources and marketing at Keane, Inc., a business process and information technology consulting firm, from September 2003 to October 2007. Prior to Keane, Mr. Campanello served as chief people officer at NerveWire from August 2000 to February 2003. Prior to NerveWire, he served as senior vice president, human resources at Genzyme Corp. from November 1997 to July 2000. Earlier in his career, Mr. Campanello spent nine years as vice president of human resources at Lotus Development Corporation. He attended Suffolk University’s Executive MBA program, and holds a B.S. degree in Business Administration from the University of Massachusetts

Alison Dean has served as our senior vice president, corporate finance since February 2010. From March 2007 until February 2010, Ms. Dean served as our principal accounting officer and vice president, financial controls & analysis. From August 2005 until March 2007, Ms. Dean served as our vice president, financial planning & analysis. From 1995 to August 2005, Ms. Dean served in a number of positions at 3Com Corporation, including vice president and corporate controller from 2004 to 2005 and vice president of finance — worldwide sales from 2003 to 2004. Ms. Dean holds a B.A. in Business Economics from Brown University and an M.B.A. from Boston University.

Glen D. Weinstein has served as our general counsel since July 2000. Since February 2005, Mr. Weinstein has also served as a senior vice president, and he served as a vice president from February 2002 to January 2005. Since March 2004, he has also served as our secretary. Prior to joining iRobot, Mr. Weinstein was with Covington & Burling, a law firm in Washington, D.C. Mr. Weinstein holds a B.S. in Mechanical Engineering from MIT and a J.D. from the University of Virginia School of Law.

Rodney A. Brooks, Ph.D., a co-founder of iRobot, has served as a director since our inception in August 1990, and from inception until February 2004, as the chairman of the board of directors. Dr. Brooks held various positions at iRobot since our inception, including chief technology officer from June 1997 until September 2008, and prior to that, treasurer and president. In September 2008, Dr. Brooks co-founded Heartland Robotics to develop low-cost industrial robots that will empower workers and serves as its chairman and chief technology officer. Dr. Brooks also serves as president of BrooksLab LLC. Dr. Brooks is the Panasonic Professor of Robotics Emeritus at MIT. From June 2003 until June 2007, Dr. Brooks was director of the MIT Computer Science and Artificial Intelligence Laboratory. From August 1997 until June 2003, he was the director of the MIT Artificial Intelligence Laboratory. Dr. Brooks is a member of the National Academy of Engineering. Dr. Brooks holds a degree in pure mathematics from the Flinders University of South Australia and a Ph.D. in Computer Science from Stanford University. As a co-founder and former chief technology officer, Dr. Brooks provides a critical contribution to the board of directors reflecting his detailed knowledge of the robotics industry.

Ronald Chwang, Ph.D, has served as a director since November 1998. Dr. Chwang is the chairman and president of iD Ventures America, LLC (formerly known as Acer Technology Ventures) under the iD SoftCapital Group, a venture investment and management consulting service group formed in January 2005. From August 1998 until December 2004, Dr. Chwang was the chairman and president of Acer Technology Ventures, LLC, managing high-tech venture investment activities in North America. Dr. Chwang also serves on the board of directors of AU Optronics and a number of other private high tech companies and is a former director of Silicon Storage Technologies. Dr. Chwang holds a B.Eng. (with honors) in Electrical Engineering from McGill University and a Ph.D. in Electrical Engineering from the University of Southern California. Dr. Chwang brings to the board of directors his extensive experience in the technology industry, through both company operations and venture capital investment.

Gail Deegan has been nominated to serve as a director. From February 1996 until her retirement in September 2001, Ms. Deegan served as executive vice president and chief financial officer of Houghton Mifflin Company, a publishing company. From February 1995 to February 1996, Ms. Deegan was senior vice president of regulatory and government affairs for NYNEX New England, and from November 1991 to January 1995, was vice president and chief financial officer of New England Telephone. From 1988 to January 1990, Ms. Deegan was senior vice president, chief financial officer and treasurer of Eastern Enterprises, and from February 1990 to May 1991, was senior vice president, chief financial officer and chief administrative officer. Ms. Deegan is a director of EMC Corporation and a former director of TJX Companies, Inc. Ms. Deegan holds a bachelor’s degree in elementary education from The College of Saint Rose, a master’s degree in History from Ohio State University, and an MBA from Simmons College School of Management. If elected, Ms. Deegan will bring to our board of directors her extensive experience with financial accounting matters for complex organizations and oversight of the financial reporting process of public companies.

Jacques S. Gansler, Ph.D. has served as a director since July 2004. Dr. Gansler has been a professor at the University of Maryland, where he leads the school’s Center for Public Policy and Private Enterprise, since January 2001. From November 1997 until January 2001, Dr. Gansler served as the Under Secretary of Defense for Acquisition, Technology and Logistics for the U.S. federal government. Dr. Gansler also serves on the board of directors of TTM Technologies, Inc.. Dr. Gansler holds a B.E. in electrical engineering from Yale University, an M.S. in Electrical Engineering from Northeastern University, an M.A. in Political Economy from New School for Social Research, and a Ph.D. in Economics from American University. Dr. Gansler brings to the board of directors his experience working with the federal government and in the defense industry.

Andrea Geisser has served as a director since March 2004. Mr. Geisser is currently a senior advisor to Zephyr Management Inc., a global private equity firm that specializes in emerging markets (Africa, India) and a member of the investment committee of some of those funds. From 1995 to 2005, Mr. Geisser was a managing director of Fenway Partners. Prior to founding Fenway Partners, Mr. Geisser was a managing director of Butler Capital Corporation. Prior to that, he was a managing director of Onex Investment Corporation, a Canadian management buyout company. From 1974 to 1986, he was a senior officer of Exor America. Mr. Geisser has been a board member and audit committee member of several private companies. Mr. Geisser holds a bachelor’s degree from Bocconi University in Milan, Italy and a P.M.D. from Harvard Business School. Mr. Geisser brings to the board of directors his extensive experience regarding the management of companies, as well as his financial expertise.

Helen Greiner, a co-founder of iRobot, has served as a director since July 1994. Ms. Greiner also served as president of iRobot from June 1997 until February 2004 and as chairman of the board from February 2004 until October 2008. In October 2008, Ms. Greiner resigned as an employee of iRobot and as chairman of the board to become chairman, president & CEO of CyPhy Works. Prior to joining iRobot, Ms. Greiner founded

California Cybernetics, a company commercializing Jet Propulsion Laboratory technology. She has been honored by Technology Review Magazine as an “Innovator for the Next Century.” Ms. Greiner holds a B.S. in Mechanical Engineering and an M.S. in Computer Science, both from MIT. Ms. Greiner has extensive knowledge of the robotics industry, and as a co-founder and former executive officer of the Company, Ms. Greiner provides a critical contribution to the board of directors reflecting her detailed knowledge of the Company, the strategic marketplace and our competitors.

George C. McNamee has served as a director since August 1999. Mr. McNamee is a managing partner of FA Technology Ventures, an information and energy technology venture capital firm. He also serves as chairman of the board of directors of Plug Power Inc., a leading fuel cell developer, and is a director of several private companies, a member of the Yale Development Board and a Trustee of the Albany Academies and The American Friends of Eton College. Mr. McNamee previously served on the board of directors of Broadpoint (now Gleacher) Securities as well as serving from 1984 to 2007 as chairman of its predecessor First Albany Companies and was also a board member of the New York Stock Exchange Inc., MapInfo, Home Shopping Network and the Meta Group. He received his Bachelor of Arts degree from Yale University. Mr. McNamee brings to the board of directors his extensive experience regarding the management of public and private companies, as well as his financial expertise.

Peter T. Meekin has served as a director since February 2003. Mr. Meekin has been a managing director of Trident Capital, a venture capital firm, since 1998. Prior to joining Trident Capital, he was vice president of venture development at Enterprise Associates, LLC, the venture capital division of IMS Health. Previously, Mr. Meekin held senior technology and management positions with Dun & Bradstreet Corporation, Lotus Development Corporation and IBM. Mr. Meekin holds a B.S. in Mathematics from the State University of New York at New Paltz. Mr. Meekin brings to the board of directors his extensive experience regarding the management of companies, his financial expertise, and his experience as an entrepreneur, executive and investor in the software, information services and information technology consulting sectors.

Paul J. Kern, Gen. U.S. Army (ret.) has served as a director since May 2006. Gen. Kern has served as a senior counselor to The Cohen Group, an international strategic business consulting firm, since January 2005. Gen. Kern also served as president and chief operating officer of AM General LLC from August 2008 until January 2010. From 1963 to 2004, Gen. Kern served in the U.S. Army and, from October 2001 to November 2004, as Commanding General of the U.S. Army Materiel Command. Prior to his command in the U.S. Army Materiel Command, he served as the military deputy to the Assistant Secretary of the Army for Acquisition, Logistics and Technology. Gen. Kern also serves on the board of directors of ITT Corporation and is a former director of EDO Corporation and Anteon International Corporation. He holds a B.S. from the United States Military Academy at West Point, an M.S. in Civil Engineering from the University of Michigan and an M.S. in Mechanical Engineering from the University of Michigan. Gen. Kern brings to the board of directors his extensive experience in the military and defense industry.

Paul Sagan has served as a director since February 2010. He became Akamai Technology, Inc.’s (NASDAQ: AKAM) chief executive officer in April 2005 and has served as its president since May 1999. Mr. Sagan became a member of Akamai’s board of directors in January 2005. Akamai is the leader in providing managed services for powering video, dynamic transactions and enterprise applications online. From July 1997 to August 1998, Mr. Sagan was senior advisor to the World Economic Forum, a Geneva, Switzerland-based organization that provides a collaborative framework for leaders to address global issues. Previously, Mr. Sagan held senior executive positions at Time Warner Cable and Time Inc., affiliates of Time Warner Inc., and at CBS, Inc. Mr. Sagan also serves on the board of directors of EMC Corporation and is a former member of the board of directors of Dow Jones & Company, Inc. and Digitas, Inc. Mr. Sagan brings to the board of directors his extensive experience with complex global organizations, combined with his operational and corporate governance expertise.

Our executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

Mr. Angle serves as our chief executive officer and chairman of the board. The board of directors believes that having our executive officer as chairman of the board facilitates the board of directors’ decision-making process because Mr. Angle has first-hand knowledge of our operations and the major issues facing us. This also enables Mr. Angle to act as the key link between the board of directors and other members of management. To assure effective independent oversight, the board of directors annually appoints a lead independent director, as discussed further in “Executive Sessions of Independent Directors” below.

Independence of Members of the Board of Directors

The board of directors has determined that Drs. Chwang and Gansler, Ms. Deegan and Messrs. Geisser, McNamee, Meekin, Kern, and Sagan are independent within the meaning of the director independence standards of The NASDAQ Stock Market, Inc., or NASDAQ, and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Furthermore, the board of directors has determined that each member of each of the committees of the board of directors is independent within the meaning of the director independence standards of NASDAQ and the Securities and Exchange Commission.

Executive Sessions of Independent Directors

Executive sessions of the independent directors are held prior to each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any of our non-independent directors and are chaired by a lead independent director who is appointed annually by the board of directors from our independent directors. Mr. McNamee currently serves as the lead independent director. In this role, Mr. McNamee serves as chairperson of the independent director sessions and assists the board in assuring effective corporate governance. The independent directors of the board of directors met in executive session four (4) times in 2010.

The Board of Directors’ Role in Risk Oversight

The board of directors oversees our risk management process. This oversight is primarily accomplished through the board of directors’ committees and management’s reporting processes, including receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal and regulatory, and strategic and reputational risks. The audit committee focuses on risk related to accounting, internal controls, and financial and tax reporting. The audit committee also assesses economic and business risks and monitors compliance with ethical standards. The compensation committee identifies and oversees risks associated with our executive compensation policies and practices, and the nominating and corporate governance committee identifies and oversees risks associated with director independence, related party transactions and the implementation of corporate governance policies.

Policies Governing Director Nominations

Director Qualifications

The nominating and corporate governance committee of the board of directors is responsible for reviewing with the board of directors from time to time the appropriate qualities, skills and characteristics desired of members of the board of directors in the context of the needs of the business and current make-up of the board of directors. This assessment includes consideration of the following minimum qualifications that the nominating and corporate governance committee believes must be met by all directors:

•	nominees must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing;

•	nominees must be highly accomplished in his or her respective field, with superior credentials and recognition;

•	nominees must be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards;

•	nominees must have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve;

•	nominees must be free of conflicts of interest and potential conflicts of interest, in particular with relationships with other boards; and

•	nominees must, to the extent such nominee serves or has previously served on other boards, demonstrate a history of actively contributing at board meetings.

We do not have a formal diversity policy. However, pursuant to the Policy Governing Director Qualifications and Nominations, as part of its evaluation of potential director candidates and in addition to other standards the nominating and corporate governance committee may deem appropriate from time to time for the overall structure and composition of the board of directors, the nominating and corporate governance committee may consider whether each candidate, if elected, assists in achieving a mix of board members that represent a diversity of background and experience. Accordingly, the board of directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the board of directors. The nominating and corporate governance committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the board of directors, if the nominating and corporate governance committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominee in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be helpful in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors. The nominating and corporate governance committee also recommends candidates to the board of directors for appointment to the committees of the board of directors.

Procedures for Recommendation of Director Nominees by Stockholders

The nominating and corporate governance committee will consider director nominee candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the nominating and corporate governance committee for director nominee candidates, shall follow the following procedures:

The nominating and corporate governance committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner;

•	Number of shares of our capital stock that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the individual recommended for consideration as a director nominee;

•	All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the board of directors and elected; and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate meets our criteria and would be able to fulfill the duties of a director.

Nominations must be sent to the attention of our secretary by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation
8 Crosby Drive
Bedford, Massachusetts 01730
Attn: Secretary of iRobot Corporation

Our secretary will promptly forward any such nominations to the nominating and corporate governance committee. Once the nominating and corporate governance committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the board of directors.

Policy Governing Security Holder Communications with the Board of Directors

The board of directors provides to every security holder the ability to communicate with the board of directors as a whole and with individual directors on the board of directors through an established process for security holder communication as follows:

For communications directed to the board of directors as a whole, security holders may send such communications to the attention of the chairman of the board of directors by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation
8 Crosby Drive
Bedford, Massachusetts 01730
Attn: Chairman of the Board, c/o Secretary

For security holder communications directed to an individual director in his or her capacity as a member of the board of directors, security holders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation
8 Crosby Drive
Bedford, Massachusetts 01730
Attn: [Name of the director], c/o Secretary

We will forward any such security holder communication to the chairman of the board, as a representative of the board of directors, or to the director to whom the communication is addressed, on a periodic basis. We will forward such communications by certified U.S. mail to an address specified by each director and the chairman of the board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Our policy is to schedule a regular meeting of the board of directors on the same date as our annual meeting of stockholders and, accordingly, directors are encouraged to be present at our stockholder meetings. The ten (10) board members, who were directors at the time of the annual meeting of stockholders held in 2010, attended the meeting.

Board of Directors Evaluation Program

The board of directors performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each director. In addition, each of the standing committees of the board of directors conducts its own self-evaluation, which is reported to the board of directors. The board of directors retains the authority to engage its own advisors and consultants.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.irobot.com.

Code of Ethics

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the Corporate Governance section of our website at http://www.irobot.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to: iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at http://www.irobot.com and/or in our public filings with the Securities and Exchange Commission.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.irobot.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The board of directors met six (6) times during the fiscal year ended January 1, 2011, and took action by unanimous written consent two (2) times. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of all committees of the board of directors on which they served during fiscal 2010. The board of directors has the following standing committees: audit committee; compensation committee; and nominating and corporate governance committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. A current copy of each charter is available at http://www.irobot.com. Each committee reviews the appropriateness of its charter at least annually. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Audit Committee

The audit committee of the board of directors currently consists of Messrs. Geisser, McNamee and Meekin, each of whom is an independent director within the meaning of the director independence standards of NASDAQ and the Securities and Exchange Commission, or SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Mr. Geisser serves as the chairman of the audit committee. In addition, the board of directors has determined that Mr. Geisser is financially literate and that Mr. Geisser qualifies as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Geisser’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Geisser any duties, obligations or liability that are greater than are generally imposed on him as a member of the audit committee and the board of directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board of directors.

The audit committee met five (5) times during the fiscal year ended January 1, 2011. The audit committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com.

As described more fully in its charter, the audit committee oversees our accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the audit committee responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns; and

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

Compensation Committee

The compensation committee of the board of directors currently consists of Mr. McNamee, Gen. Kern, and Dr. Chwang, each of whom is an independent director within the meaning of the director independence standards of NASDAQ, a non-employee director as defined in Rule 16b-3 of the Exchange Act, and an outside director pursuant to Rule 162(m) of the Internal Revenue Code. Mr. McNamee serves as the chairman of the compensation committee. The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

•	overseeing and administering our compensation, welfare, benefit and pension plans and similar plans and determining the compensation of all executive officers; and

•	reviewing and making recommendations to the board with respect to director compensation.

The compensation committee met four (4) times and took action by unanimous written consent four (4) times during the fiscal year ended January 1, 2011. The compensation committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the board of directors currently consists of Dr. Gansler and Messrs. Meekin and Sagan, each of whom is an independent director within the meaning of the director independence standards of NASDAQ and applicable rules of the SEC. In May 2010, Mr. Sagan replaced Mr. McNamee on this committee. Dr. Gansler serves as the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board criteria for board and committee membership;

•	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of the board and management.

The nominating and corporate governance committee met three (3) times during the fiscal year ended January 1, 2011. The nominating and corporate governance committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com.

Compensation Committee Interlocks and Insider Participation

During 2010, Dr. Chwang, Gen. Kern and Mr. McNamee served as members of the compensation committee. No member of the compensation committee was an employee or former employee of us or any of our subsidiaries, or had any relationship with us requiring disclosure herein.

During the last year, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) a director of another entity, one of whose executive officers served on our compensation committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of the board of directors. The audit committee currently consists of Messrs. Geisser (chairman), McNamee and Meekin. None of the members of the audit committee is an officer or employee of the Company, and the board of directors has determined that each member of the audit committee meets the independence requirements promulgated by NASDAQ and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act. Mr. Geisser is an “audit committee financial expert” as is currently defined under SEC rules. The audit committee operates under a written charter adopted by the board of directors.

The audit committee oversees the Company’s accounting and financial reporting processes on behalf of the board of directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended January 1, 2011, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The audit committee also reviewed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1, AU section 380), other standards of the Public Company Accounting Oversight Board, rules of the Securities and Exchange Commission and other applicable regulations. The audit committee has reviewed permitted services under rules of the Securities and Exchange Commission as currently in effect and discussed with PricewaterhouseCoopers LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has considered and discussed the compatibility of non-audit services provided by PricewaterhouseCoopers LLP with that firm’s independence.

The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

Based on its review of the financial statements and the aforementioned discussions, the audit committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 1, 2011.

The audit committee has also evaluated the performance of PricewaterhouseCoopers LLP, including, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services in 2010. Information about PricewaterhouseCoopers LLP’s fees for 2010 is discussed below in this proxy statement under “Proposal 3 — Ratification of Appointment of Independent Registered Public Accountants.” Based on its evaluation, the audit committee has recommended that the Company retain PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the 2011 fiscal year.

Respectfully submitted by the Audit Committee,

Andrea Geisser (chairman)
George C. McNamee
Peter T. Meekin

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation committee of the board of directors, which is comprised solely of independent directors within the meaning of applicable rules of The NASDAQ Stock Market, Inc., outside directors within the meaning of Section 162 of the Internal Revenue Code of 1986, as amended, and non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, is responsible for developing executive compensation policies and advising the board of directors with respect to such policies and administering the Company’s cash incentive, stock option and employee stock purchase plans. The compensation committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation committee may retain the services of a compensation consultant and consider recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation committee and recommended to the full board for ratification. George McNamee, Paul Kern and Ronald Chwang are the current members of the compensation committee.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended January 1, 2011 with management. In reliance on the reviews and discussions referred to above, the compensation committee recommended to the board of directors, and the board of directors has approved, that the CD&A be included in the proxy statement for the year ended January 1, 2011 for filing with the SEC.

Respectfully submitted by the
Compensation Committee,

George C. McNamee (chairman)
Paul J. Kern
Ronald Chwang

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion & Analysis

Overview

Our compensation philosophy is based on a desire to balance retention of executive talent with pay for performance-based incentive compensation, which is designed to reward our named executive officers for continued service and our sustained financial and operating performance. We believe that the compensation of our named executive officers should align our executives’ interests with those of our stockholders and focus executive behavior on the achievement of both near-term corporate targets as well as long-term business objectives and strategies. It is the responsibility of the compensation committee of our board of directors to administer our compensation practices to ensure that they are competitive and include incentives that are designed to appropriately drive our performance, including our Adjusted EBITDA, revenue, operating cash flow and working capital. Our compensation committee reviews and approves all of our executive compensation policies, including executive officer salaries, cash incentives and equity awards.

Objectives of Our Compensation Programs

Our compensation programs for our executive officers are designed to achieve the following objectives:

•	to provide competitive compensation that attracts, motivates and retains the best talent and the highest caliber executives to serve us and help us to achieve our strategic objectives;

•	to align management’s interest with our success;

•	to connect a significant portion of the total potential cash compensation paid to executives to our annual financial performance or the division, region or segment of our business for which an executive has management responsibility by basing cash incentive compensation on corresponding financial targets;

•	to align management’s interest with the interests of stockholders through long-term equity incentives; and

•	to provide management with performance goals that are directly linked to our annual plan for growth and profit.

We believe that the compensation of our named executive officers should reflect their success as a management team, rather than as individuals, in attaining key operating objectives, such as improved Adjusted EBITDA performance and operating cash flow, as well as longer-term strategic objectives, such as invention, product development and evaluation of potential acquisitions. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, and non-cash stock compensation.

We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the company by our named executive officers. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.

Methodologies for Establishing Executive Compensation

The compensation committee, which is comprised entirely of independent directors, reviews the compensation packages for our named executive officers, including an analysis of all elements of compensation separately and in the aggregate. In determining the appropriate compensation levels for our chief executive officer, the compensation committee meets outside the presence of all our executive officers. With respect to the compensation levels of all other named executive officers, the compensation committee meets outside the presence of all executive officers except our chief executive officer. Our chief executive officer annually reviews each other named executive officer’s performance with the compensation committee.

With the input of our human resources department and compensation consultants, the chief executive officer makes recommendations to the compensation committee regarding base salary levels, target incentive awards, performance goals for incentive compensation and equity awards for named executive officers, other than Mr. Angle. In conjunction with the annual performance review of each named executive officer in January of each year, the compensation committee carefully considers the recommendations of the chief executive officer when setting base salary, bonus payments under the prior year’s incentive compensation plan, target amounts and performance goals for the current year’s incentive compensation plan, and any other special adjustments or bonuses. In addition, the compensation committee similarly determines equity incentive awards, if any, for each named executive officer.

Our compensation plans are developed, in part, by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the technology, defense, household durables and robotics industries. We believe that the practices of this group of companies provide us with appropriate compensation benchmarks, because these companies have similar organizational structures and tend to compete with us to attract executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from the complete group of companies, as well as a subset of the data from companies with revenues, numbers of employees and market capitalizations similar to our profile.

With respect to 2010 base salary, cash incentive compensation, and long-term incentives, we reviewed companies with similar-sized revenues of greater than $228 million and less than $1.1 billion and market capitalizations of between $146 million to $11.6 billion, in particular: Accuray Inc., Aerovironment, Inc., American Science & Engineering, Argon ST, Inc., Audiovox Corp., Bruker Corp., Cognex Corp., ICx Technologies, Inc., Intuitive Surgical, Inc., Orbital Sciences Corp, Plantronics, Inc., Synaptics, Inc., Tivo, Inc., Trimble Navigiation Ltd., and Universal Electronics Inc. These fifteen companies, at the time of the analysis, had an average annual revenues of $366 million and an average market capitalization of $702 million.

The compensation committee engaged a consultant, Pearl Meyer & Partners, LLC, to help evaluate peer companies for cash compensation and long-term incentive purposes, analyze applicable compensation data and determine appropriate compensation levels for our executive officers. Neither the compensation committee nor the Company has retained Pearl Meyer & Partners, LLC for any other purpose.

We will annually reassess the relevance of our peer group and make changes when judged appropriate. We believe that the use of benchmarking is an important factor in remaining competitive with our peers and furthering our objective of attracting, motivating and retaining highly qualified personnel.

The compensation committee reviews all components of compensation for named executive officers. In accordance with its charter, the compensation committee also, among other responsibilities, administers our incentive compensation plan, and reviews and makes recommendations to management on company-wide compensation programs and practices. In setting compensation levels for our executive officers in fiscal 2010, the compensation committee considered many factors in addition to benchmarking described above, including, but not limited to:

•	the scope and strategic impact of the executive officer’s responsibilities,

•	our past business and segment performance and future expectations,

•	our long-term goals and strategies,

•	the performance and experience of each individual,

•	past salary levels of each individual and of the named executive officers as a group,

•	relative levels of pay among the executive officers,

•	the amount of base salary in the context of the executive officer’s total compensation and other benefits,

•	for each named executive officer, other than the chief executive officer, the evaluations and recommendations of the chief executive officer, and

•	the competitiveness of the compensation packages relative to the selected benchmarks as highlighted by the independent compensation consultant’s analysis.

The compensation committee determines compensation for our chief executive officer using the same factors it uses for other executive officers, placing relatively less emphasis on base salary, and instead, creating greater performance-based opportunities through long-term equity and short term cash incentive compensation, which we believe better aligns our chief executive officer’s interests with our success and the interests of our stockholders. In assessing the compensation paid to our chief executive officer, the compensation committee relies on both information from our selected benchmarks and its judgment with respect to the factors described above.

Elements of Compensation

Our executive compensation program consists of three primary elements: salary, long-term equity interest, primarily in the form of stock options and awards of restricted stock units, and an annual cash incentive program based on both corporate and, if appropriate, divisional performance. All of our executive officers also are eligible for certain benefits offered to employees generally, including life, health, disability and dental insurance, as well as to participate in our 401(k) plan. We have also entered into executive agreements with our executive officers that provide for certain severance benefits upon termination of employment, including a termination following a change in control of the Company.

Annual Cash Compensation

Base Salary.  The compensation committee believes that our executive officers, including our chief executive officer, are paid salaries in line with their qualifications, experience and responsibilities. Salaries are structured so that they are comparable with salaries paid by the peer companies reviewed by the compensation committee in the technology and robotics industry. We target base salaries for each of our executives at the market median (50th percentile) in the technology and robotics industry and also take into consideration many additional factors (described below) that we believe enable us to attract, motivate and retain our leadership team in an extremely competitive environment. Salaries are reviewed generally on an annual basis.

The compensation committee reviewed the base salaries for each of our executive officers, taking into account an assessment of the individual’s responsibilities, experience, individual performance and contribution to our performance, and also generally take into account the competitive environment for attracting and retaining executives consistent with our business needs. In addition, the compensation committee took into consideration the fact that no compensation adjustments had been made for our executive officers since February 2008. With respect to each of our executive officers, other than Mr. Angle, Mr. Angle provided a detailed evaluation and recommendation related to base salary adjustments, if any.

In light of the considerations discussed above, the base salaries of our named executive officers were increased for fiscal year 2010 as follows:

	2009 Base Salary	2010 Base Salary

Chief Executive Officer	$378,769	$475,000
Chief Financial Officer	$350,012	$362,262
Chief Operating Officer	$325,000	$362,000
President, Home Robots Division	$325,000	$332,312

The base salary of our senior vice president, human resources, who joined the Company in November 2010, was $300,000. We believe that the base salaries paid to our executive officers during our fiscal year 2010 helped to achieve our executive compensation objectives, compare favorably to our peer group and, in light of our overall compensation program, are within our target of providing total compensation at the market median.

Cash Incentive Compensation

The compensation committee believes that some portion of overall cash compensation for executive officers should be “at risk,” i.e., contingent upon successful achievement of significant financial and business objectives and implementation of our business strategy. For our named executive officers, including our chief executive officer, the granting of cash incentive payments is based on an evaluation of achievement against predetermined financial and operational metrics in accordance with our Senior Executive Incentive Compensation Plan that was adopted by the compensation committee. Target cash incentives for named executive officers are generally targeted at the 50th percentile of similar cash incentives provided to officers in peer companies reviewed by the compensation committee in the technology and robotics industries. The amount of cash incentives paid to the named executive officers, however, is subject to the discretion of the compensation committee based on its assessment of our performance in general or the achievement of specific goals.

For fiscal 2010, the target bonus awards under our Senior Executive Incentive Compensation Plan for each of our named executive officers, as a percentage of base salary earned during the fiscal year, were 85% for our chief executive officer, 65% for our chief financial officer, 65% for our chief operating officer, and 65% for the president of our home robots division. Because our senior vice president, human resources joined us late in the year, he was not eligible to participate in the Senior Executive Incentive Compensation Plan. These target payout amounts were set at levels the compensation committee determined were appropriate in order to achieve our objective of retaining those executives who perform at or above the levels necessary for us to achieve our business plan, which, among other things, involved growing our company in a cost-effective way.

We designed our Senior Executive Incentive Compensation Plan to focus our executives on achieving key corporate financial objectives and strategic milestones, and to reward substantial achievement of these company financial objectives and strategic milestones. The 2010 performance goals and cash incentive payment criteria established by the compensation committee under our Senior Executive Incentive Compensation Plan were designed to require significant effort and operational success on the part of us and our named executive officers for achievement.

While the Senior Executive Incentive Compensation Plan is designed to provide cash incentive payments based upon objectively determinable formulas that tie cash incentive payments to specific financial goals and strategic milestones, the compensation committee retains the discretion to adjust cash incentive payments under the Senior Executive Incentive Compensation Plan based upon additional factors.

For each executive officer, 100% of his target cash incentive compensation in 2010 was tied to key financial and operating performance measures.

For our chief executive officer and chief financial officer 75% of the target cash incentive was tied to achieving an Adjusted EBITDA, excluding cash incentive compensation expense, of $38.0 million, with the ability to earn 150% of the target cash incentive for this element by achieving an Adjusted EBITDA, excluding cash incentive compensation expense, of $47.5 million. In addition, 15% of the target cash incentive was tied to achieving operating cash flow of $25.7 million, with the ability to earn 150% of the target cash incentive for this element by achieving an operating cash flow of $32.1 million. Finally, 10% of the target cash incentive was tied to achieving revenue of $363.5 million, with the ability to earn 150% of the target cash incentive for this element by achieving revenue of $454.4 million.

For our president, home robots, his target cash incentive had two elements:

•	50% of his target cash incentive was tied to achieving an Adjusted EBITDA, excluding cash incentive compensation expense, of $38.0 million, with the ability to earn 150% of the target cash incentive for this element by achieving an Adjusted EBITDA, excluding cash incentive compensation expense, of $47.5 million.

•	50% of his target cash incentive was tied to achieving a target level of divisional contribution margin with the ability to earn 150% of the target cash incentive for this element by achieving a divisional contribution margin in excess of this target. Generally, contribution margin was calculated as division specific revenue less cost of sales and operating expenses, excluding cash incentive and stock based compensation. Since the specific contribution margin targets are highly confidential, we do not publicly disclose these targets. Disclosing the contribution margin targets would provide competitors and other third parties with insights into our internal confidential strategic and planning processes, sales and marketing budgets and other confidential matters, which might allow our competitors to predict certain business strategies, thereby causing competitive harm. The contribution margin targets were positioned to be aggressive, but achievable.

For our chief operating officer, who until August 5, 2010 was our president, government & industrial robots, his target cash incentive had two elements:

•	50% of his target cash incentive was tied to achieving an Adjusted EBITDA, excluding cash incentive compensation expense, of $38.0 million, with the ability to earn 150% of the target cash incentive for this element by achieving an Adjusted EBITDA, excluding cash incentive compensation expense, of $47.5 million.

•	50% of his target cash incentive was tied to achieving a target level of divisional contribution margin with the ability to earn 150% of the target cash incentive for this element by achieving a divisional contribution margin in excess of this target. Generally, contribution margin was calculated as division specific revenue less cost of sales and operating expenses, excluding cash incentive and stock based compensation. Since the specific contribution margin targets are highly confidential, we do not publicly disclose these targets. Disclosing the contribution margin targets would provide competitors and other third parties with insights into our internal confidential strategic and planning processes, sales and marketing budgets and other confidential matters, which might allow our competitors to predict certain business strategies, thereby causing competitive harm. The contribution margin targets were positioned to be aggressive, but achievable.

The compensation committee chose this mix of financial targets for cash incentive compensation because it believed that executive officers should be focused on a small set of critical financial and operating metrics that reflect both corporate and divisional strategies in a manner that reinforce the executive’s role and impact. Moreover, the compensation committee believed that the metrics should encourage collaboration and accountability within divisions and with corporate functions.

Identical financial measures, although with differing weightings, were used for the company’s performance incentive plan, which is the cash incentive program that applies to all employees at the manager level and above.

The following table shows the company’s achievement against the various metrics used for calculating the cash incentive compensation for our named executive officers:

	Minimum	Target	Maximum		Percentage
Metric	(50% earned)	(100%)	(150%)	Performance	Earned
	$ in millions

Adjusted EBITDA, excluding cash incentive compensation expense	$30.4	$38.0	$47.5	$60.5	150%
Operating Cash Flow	$20.5	$25.7	$32.1	$49.2	150%
Company Revenue	$290.8	$363.5	$454.4	$401.0	126%
Home Robots Divisional Revenue	$150.8	$188.6	$235.7	$229.4	144%
Government & Industrial Divisional Revenue	$140.0	$175.0	$218.7	$171.6	95%
Home Robots Divisional Contribution Margin	*	*	*	*	150%
Government & Industrial Divisional Contribution Margin	*	*	*	*	112%

Based on these elements, the chief executive officer, chief financial officer, chief operating officer, and president, home robots achieved 148%, 148%, 131%, and 150%, respectively, of each executive’s total target cash incentive compensation amount. Based upon its discretion under the Senior Executive Incentive Compensation Plan, the compensation committee determined that an additional bonus of $27,808 should be paid to the chief operating officer, based upon a number of factors including completion of significant business and operational milestones while acting as president, government & industrial robots. In addition, based upon its discretion under the Senior Executive Incentive Compensation Plan, the compensation committee determined that an additional bonus of $5,000 should be paid to the president, home robots, based upon a number of factors including completion of significant business and operational milestones and the comparable cash incentive compensation of companies within our peer group.

Based on these factors, the compensation committee determined that our chief executive officer, chief financial officer, chief operating officer, and president, home robots, should receive $578,926, $346,683, $319,412, and $327,908, respectively, which corresponds to 148%, 148%, 143%, and 152%, respectively, of each executive’s total target cash incentive compensation amount.

Long-Term Incentives

Executive officers (and other employees) are eligible to receive restricted stock, stock option grants, deferred stock awards and other stock awards that are intended to promote success by aligning employee financial interests with long-term shareholder value. These stock-based incentives are based on various factors primarily relating to the responsibilities of the individual officer or employee, their past performance, anticipated future contributions and prior option grants. In general, our compensation committee bases its decisions to grant stock-based incentives on recommendations of management and the compensation committee’s analysis of peer group compensation information, with the intention of keeping the executives’ overall compensation, including the equity component of that compensation, at a competitive level with the comparator companies reviewed by the compensation committee in the technology and robotics industries. Our compensation committee also considers the number of shares of common stock outstanding, the number of shares of common stock authorized for issuance under its equity compensation plans, the number of options and shares held by the executive officer for whom an award is being considered and the other elements of the officer’s compensation, as well as our compensation objectives and policies described above. During fiscal year 2010, stock options and restricted stock unit awards were granted to our named executive officers. As with the determination of base salaries and short term incentive payments, the compensation committee exercises subjective judgment and discretion in view of the above criteria.

Other Compensation

We also have various broad-based employee benefit plans. Our executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. We offer a 401(k) plan, which allows our employees to invest in a wide array of funds on a pre-tax basis. We do not provide pension arrangements or post-retirement health coverage for our named executive officers or other employees. We also maintain insurance and other benefit plans for our employees. Executive officers receive higher life, accidental death and dismemberment and disability insurance benefits than other employees. In addition, two executive officers receive amounts allocable to use of our corporate apartment. We also enter into executive agreements with our executive officers providing for certain severance benefits which may be triggered as a result of the termination of such officer’s employment under certain circumstances. We offer no perquisites, other than the use of our corporate apartment, that are not otherwise available to all of our employees.

Executive Agreements

We have entered into executive agreements with each of our executive officers. The executive agreements provide for severance payments equal to 50% of such officer’s annual base salary, as well as certain continued health benefits, in the event that we terminate his or her employment other than for cause. In addition, these executive agreements provide that if we experience a change in control and the employment of such officer is terminated without cause, or if such officer terminates his or her employment for certain reasons including a substantial reduction in salary or bonus or geographic movement during the one-year period following the change in control, then all unvested stock options held by such officer become fully-vested and immediately exercisable and such officer is entitled to severance payments equal to 200% of his or her annual base salary and 200% of such officer’s annual bonus, as well as certain continued health benefits.

It is the belief of the compensation committee that these provisions are consistent with executive severance arrangements that are customary for public companies at our stage of development and were necessary in order to hire and/or retain the executives.

Tax Deductibility of Executive Compensation

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. We have considered the limitations on deductions imposed by Section 162(m) of the Code and it is our present intention, for so long as it is consistent with our overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code.

Risk Oversight of Compensation Programs

The compensation committee believes that our compensation program for executive officers is not structured to be reasonably likely to present a material adverse risk to us based on the following factors:

•	Our compensation program for executive officers is designed to provide a balanced mix of cash and equity, annual and longer-term incentives, and performance targets.

•	The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus primarily on stock price performance to the detriment of other important business metrics.

•	Our stock option grants, restricted stock awards and restricted stock unit grants generally vest over four years and, in the case of stock options, are only valuable if our stock price increases over time.

•	Maximum payout levels for the cash incentive compensation are capped.

Executive Compensation Summary

The following table sets forth summary compensation information for our chief executive officer, chief financial officer and the three other most highly compensated executive officers:

SUMMARY COMPENSATION TABLE

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)(2)	($)	($)(3)(4)	($)

Colin M. Angle	2010	463,897	—	439,230	817,477	578,926	7,350	2,306,880
Chairman, Chief Executive	2009	386,053	—	274,999	270,790	410,180	7,350	1,349,372
Officer and Director	2008	372,288	105,714	279,219	217,935	—	6,900	982,056
John J. Leahy	2010	360,849	—	179,322	333,950	346,683	7,350	1,228,154
Executive Vice President,	2009	356,743	—	58,332	57,441	289,854	7,350	769,720
Chief Financial Officer and Treasurer	2008	195,199	122,504	843,000	1,384,540	—	5,654	2,550,897
Joseph W. Dyer(5)	2010	343,885	27,808	239,876	446,512	291,606	7,350	1,357,037
Chief Operating Officer	2009	331,250	45,546	116,998	115,209	202,394	7,350	818,747
	2008	322,074	153,380	196,995	117,349	—	6,900	796,698
Jeffrey A. Beck(6)	2010	331,469	5,000	82,764	154,241	322,908	7,350	903,732
President and General	2009	250,000	—	343,000	695,745	187,011	6,750	1,482,506
Manager Home Robots
Russell J. Campanello(7)	2010	51,923	—	858,550	1,257,380	—	—	2,167,853
Senior Vice President, Human Resources

(1)	Represents salary earned in the fiscal years presented which covered 52 weeks, 53 weeks and 52 weeks respectively, for fiscal years 2010, 2009 and 2008.

(2)	Represents the aggregate grant date fair value for stock and option awards granted in the fiscal years ended January 1, 2011, January 2, 2010 and December 27, 2008, as appropriate, in accordance with FASB ASC Topic 718. See the information appearing in note 9 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended January 1, 2011 for certain assumptions made in the valuation of stock and option awards.

(3)	Excludes medical, group life insurance and certain other benefits received by the named executive officers that are available generally to all of our salaried employees and certain prerequisites and other personal benefits received by the named executive officers which do not exceed $10,000.

(4)	Represents 401(k) matching contributions.

(5)	Mr. Dyer received bonus payments of $27,808 and $45,546 for fiscal years 2010 and 2009, respectively, based upon a number of factors including completion of significant business and operational milestones and the comparable cash incentive compensation of companies within our peer group.

(6)	Mr. Beck received a bonus payment of $5,000 for fiscal 2010 based upon a number of factors including completion of significant business and operational milestones and the comparable cash incentive compensation of companies within our peer group.

(7)	Mr. Campanello joined as Senior Vice President, Human Resources on November 1, 2010.

Grants of Plan-Based Awards in 2010

The following table sets forth, for each of the named executive officers, information about grants of plan-based awards during fiscal year 2010.

GRANTS OF PLAN-BASED AWARDS — 2010

					All Other	All Other
					Stock	Option		Grant
					Awards:	Awards:	Exercise	Date Fair
		Estimated Possible Payouts Under			Number	Number of	or Base	Value of
		Non-Equity Incentive Plan			of Shares	Securities	Price of	Stock and
		Awards(1)			of Stock	Underlying	Option	Option
		Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)(2)	(#)(2)	($/Sh)	($)

Colin M. Angle	—	195,583	391,166	782,332	—	—	—	—
	4/2/2010	—	—	—	30,250	—	14.52	439,230
	4/2/2010	—	—	—	—	113,950	14.52	817,477
John J. Leahy	—	117,123	234,246	468,492	—	—	—	—
	4/2/2010	—	—	—	12,350	—	14.52	179,322
	4/2/2010	—	—	—	—	46,550	14.52	333,950
Joseph W. Dyer		111,300	222,600	445,200	—	—	—	—
	4/2/2010	—	—	—	11,700	—	14.52	169,884
	4/2/2010	—	—	—	—	44,150	14.52	316,732
	10/1/2010	—	—	—	3,761	—	18.61	69,992
	10/1/2010	—	—	—	—	13,845	18.61	129,780
Jeffrey A. Beck	—	107,636	215,272	430,544	—	—	—	—
	4/2/2010	—	—	—	5,700	—	14.52	82,764
	4/2/2010	—	—	—	—	21,500	14.52	154,241
Russell J. Campanello		—	—	—	—	—	—	—
	12/30/2010	—	—	—	35,000	—	24.53	858,550
	12/30/2010	—	—	—	—	100,000	24.53	1,257,380

(1)	This reflects the threshold, target and maximum incentive cash payout levels established under our Senior Executive Incentive Compensation Plan. The actual amounts paid for fiscal year 2010 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	All stock awards and option awards were made pursuant to our 2005 Stock Option and Incentive Plan (the “2005 Plan”).

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

The compensation paid to the named executive officers includes salary, cash incentive compensation and equity incentive compensation. In addition, each named executive officer is eligible to receive contributions to his or her amount under our matching contribution program under our 401(k) plan.

In 2010, salary was approximately 20.1%, 29.4%, 25.3%, 36.7% and 2.4% of the total compensation for Messrs. Angle, Leahy, Dyer, Beck and Campanello respectively. In 2009, salary was approximately 28.6%, 46.3%, 40.5% and 16.9% of the total compensation for Messrs. Angle, Leahy, Dyer, and Beck, respectively. In 2008, salary was approximately 37.9%, 7.7% and 40.4% of the total compensation for Messrs. Angle, Leahy, and Dyer, respectively.

Our named executive officers are eligible to participate in our Senior Executive Incentive Compensation Plan, which provides for cash incentive payments based on an evaluation of the achievement against predetermined measurable financial and operational metrics in accordance with the terms of the plan as adopted by the compensation committee. Our named executive officers are also eligible to receive restricted stock, stock option grants and other stock awards. These stock-based incentives are based on various factors primarily relating to the responsibilities of the individual officer, their past performance, anticipated future contributions and prior option grants. See additional information regarding the cash incentive and equity compensation of our named executive officers under “Compensation Discussion & Analysis — Elements of Compensation” above.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each of the named executive officers, information about unexercised option awards and unvested restricted stock and restricted stock unit awards that were held as of January 1, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END — 2010

	Option Awards					Stock Awards
		Number of	Number of
		Securities	Securities			Number of	Market Value of
		Underlying	Underlying			Shares or	Shares or
		Unexercised	Unexercised	Option		Units of Stock	Units of Stock
		Options	Options	Exercise	Option	That Have	That Have
		(#)	(#)	Price	Expiration	Not Vested	Not Vested
Name	Grant Date	Exercisable	Unexercisable(1)	($)	Date	(#)(2)	($)(3)

Colin M. Angle	5/25/07	18,667	2,666	16.03	5/25/2014	1,333	33,165
	3/28/08	17,875	8,125	17.13	3/28/2015	8,150	202,772
	2/20/09	32,301	41,528	7.76	2/20/2016	26,578	661,261
	4/2/10	—	113,950	14.52	4/2/2017	30,250	752,620
John J. Leahy	6/27/08	125,000	75,000	14.05	6/27/2015	30,000	746,400
	2/20/09	6,852	8,809	7.76	2/20/2016	5,637	140,249
	4/2/10	—	46,550	14.52	4/2/2017	12,350	307,268
Joseph P. Dyer	2/18/04	43,839	—	2.33	2/18/2014	—	—
	2/18/04	32,082	—	2.33	2/18/2014	—	—
	9/17/04	68,328	—	2.78	9/17/2014	—	—
	5/25/07	8,333	1,666	16.03	5/25/2014	833	20,725
	3/28/08	9,625	4,375	17.13	3/28/2015	5,750	143,060
	2/20/09	13,743	17,668	7.76	2/20/2016	11,307	281,318
	4/2/10	—	44,150	14.52	4/2/2017	11,700	291,096
	10/1/10	—	13,845	18.61	10/1/2017	3,761	93,574
Jeffrey A. Beck	4/24/09	—	93,750	9.80	4/24/2016	26,250	653,100
	4/2/10	—	21,500	14.52	4/2/2017	5,700	141,816
Russell J. Campanello	12/30/10	—	100,000	24.53	12/30/2017	35,000	870,800

(1)	Stock option grants vest over a four-year period, at a rate of twenty-five percent (25%) on the first anniversary of the grant, and quarterly thereafter.

(2)	Restricted stock and restricted stock unit awards vest over a four-year period, at a rate of twenty-five percent (25%) on each anniversary of the grant.

(3)	Amounts disclosed in this column were calculated based on the fair market value of our common stock.

Option Exercises and Stock Vested

The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options and the vesting of restricted stock and restricted stock unit awards during the year ended January 1, 2011, as well as the year-end value of exercised options and vested restricted stock and restricted stock units.

OPTION EXERCISES AND STOCK VESTED — 2010

	Option Awards		Stock Awards
	Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise(#)	Exercise($)(1)	Vesting(#)	Vesting($)(2)

Colin M. Angle	—	—	14,268	244,633
John J. Leahy	—	—	16,880	340,700
Joseph W. Dyer	70,000	1,400,027	7,478	127,107
Jeffrey A. Beck	56,250	590,095	8,750	140,963
Russell J. Campanello	—	—	—	—

(1)	Amounts disclosed in this column were calculated based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Exchange Act.

(2)	Amounts disclosed in this column were calculated based on the fair market value of the shares on the vesting date (for restricted stock) or the date of settlement upon vesting (for restricted stock units).

Potential Benefits Upon Termination or Change in Control

Severance and Change in Control Arrangements in General

The executive agreements described in the “Compensation Discussion and Analysis” section provide that, upon termination of the executive officer’s employment without cause, the executive officer is entitled to severance payments equal to 50% of the executive officer’s base salary, continued health plan premium payments for up to six months, and any unpaid compensation, benefits or unused vacation accrued. The executive agreements also provide that, upon an involuntary termination upon a change in control, or upon a resignation for good reason upon a change in control, the executive officer is entitled to 200% of the executive officer’s base salary, 200% of the executive officer’s target cash incentive compensation or other performance, profit-sharing or any other similar arrangement, continued health plan premium payments for up to two years, full vesting of all unvested stock, stock options, awards and rights, and any unpaid compensation, benefits or unused vacation accrued.

Cash Payments and/or Acceleration of Vesting Following Certain Termination Events

Assuming the employment of our named executive officers was terminated involuntarily and without cause (not in connection with a change in control) on January 1, 2011, our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the below tables, subject to any deferrals required under Section 409A of the Internal Revenue Code of 1986, as amended.

		Continuation of
	Base	Health Plan Premium	Accrued
	Salary	Payments	Vacation Pay	Total
Name	($)	($)	($)	($)

Colin M. Angle	237,500	9,975	—	247,475
John J. Leahy	181,131	10,126	94	191,351
Joseph W. Dyer	181,000	275	27,846	209,121
Jeffrey A. Beck	166,156	9,729	—	175,885
Russell J. Campanello	150,000	10,126	2,999	163,125

Assuming the employment of our named executive officers was terminated involuntarily and without cause, or such officers resigned with good reason, during the one-year period following a change in control on January 1, 2011, our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the below table, subject to any deferrals required under Section 409A of the Internal Revenue Code of 1986, as amended, and acceleration of vesting as set forth in the below table. The total amount payable to each executive officer is subject to reduction in certain circumstances if the amount would cause the executive officer to incur an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. The following table provides the market value (that is, the value based upon our stock price on January 1, 2011, minus the exercise price) of stock options that would become exercisable or vested as a result of these acceleration events as of January 1, 2011.

						Market
						Value of
					Market	Restricted
			Continuation of	Accrued	Value of	Stock and
	Base		Health Plan Premium	Vacation	Stock	Restricted
	Salary	Bonus	Payments	Pay	Options	Stock Units	Total
Name	($)	($)	($)	($)	($)	($)	($)

Colin M. Angle	950,000	807,500	39,898	—	1,978,044	1,649,818	5,425,260
John J. Leahy	724,525	470,941	40,503	94	1,445,318	1,193,917	3,875,298
Joseph W. Dyer	724,000	470,600	1,100	27,846	895,329	829,773	2,948,648
Jeffrey A. Beck	664,625	432,006	38,914	—	1,636,490	794,916	3,566,951
Russell J. Campanello	600,000	300,000	40,503	2,999	35,000	870,800	1,849,302

Director Compensation

In connection with our efforts to attract and retain highly-qualified individuals to serve on our board of directors, we maintain a cash and equity compensation policy for our non-employee members of our board of directors. In 2010, each of our non-employee members of our board of directors was entitled to the following cash compensation:

Annual retainer for Board membership	$30,000
Audit Committee
Annual retainer for committee membership	$10,000
Additional retainer for committee chair	$10,000
Compensation Committee
Annual retainer for committee membership	$7,500
Additional retainer for committee chair	$7,500
Nominating and Corporate Governance Committee
Annual retainer for committee membership	$5,000
Additional retainer for committee chair	$5,000

In 2011, each of our non-employee members of our board of directors will be entitled to the following cash compensation:

Annual retainer for Board membership	$35,000
Annual retainer for lead independent director	$7,000
Audit Committee
Annual retainer for committee membership	$10,000
Additional retainer for committee chair	$10,000
Compensation Committee
Annual retainer for committee membership	$7,500
Additional retainer for committee chair	$7,500
Nominating and Corporate Governance Committee
Annual retainer for committee membership	$5,000
Additional retainer for committee chair	$5,000

Pursuant to our Non-employee Directors’ Deferred Compensation Program, each non-employee director may elect in advance to defer the receipt of these cash fees. During the deferral period, the cash fees will be deemed invested in stock units. The deferred compensation will be settled in shares of our common stock upon the termination of service of the director or such other time as may have been previously elected by the director. The shares will be issued from our 2005 Plan.

In 2010, each of our non-employee members of our board of directors was entitled to the following equity compensation under our 2005 Plan:

•	Upon initial election to the board of directors, a non-employee director will receive a one-time option to purchase 40,000 shares of our common stock, which will vest over a four-year period at a rate of twenty-five percent (25%) on the first anniversary of the grant, and quarterly thereafter.

•	At the end of the fiscal quarter in which our annual meeting of stockholders occurs, each non-employee director will receive a stock option award to purchase 10,000 shares of our common stock, which will vest on the date of the first anniversary of such grant.

In 2011, each of our non-employee members of our board of directors will be entitled to the following equity compensation under our 2005 Plan:

•	Upon initial election to the board of directors, a non-employee director will receive a one-time grant of restricted stock units having a fair market value of $220,000, measured as of the last day of the fiscal quarter in which the director was elected, which will vest over a four-year period at a rate of twenty-five percent (25%) on each of the first four anniversaries of the grant.

•	At the end of the fiscal quarter in which our annual meeting of stockholders occurs, each non-employee director will receive a grant of restricted stock units having a fair market value of $110,000, which will vest on the date of the first anniversary of such grant.

All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors.

The following table provides compensation information for the fiscal year ended January 1, 2011 for each non-employee member of our board of directors. No member of our board of directors employed by us receives separate compensation for services rendered as a member of our board of directors.

DIRECTOR COMPENSATION TABLE — 2010

	Fees Earned or
	Paid in Cash		Option Awards	Total
Name	($)		($)(2)(3)	($)

Rodney A. Brooks, Ph.D.	30,000		80,514	110,514
Ronald Chwang, Ph.D.	37,500		80,514	118,014
Jacques S. Gansler, Ph.D.	40,000		80,514	120,514
Andrea Geisser	50,000	(1)	80,514	130,514
Helen Greiner	30,000		80,514	110,514
Paul J. Kern, Gen. U.S. Army (ret.)	37,500	(1)	80,514	118,014
George C. McNamee	60,000		80,514	140,514
Peter T. Meekin	45,000	(1)	80,514	125,514
Paul L. Sagan	30,000		367,474	397,474

(1)	Messrs. Geisser, Kern and Meekin deferred all of their 2010 cash compensation pursuant to our Non-employee Directors’ Deferred Compensation Program under which they received stock units in lieu of cash.

(2)	Represents the grant date fair value of stock option awards granted in the fiscal year ended January 1, 2011 in accordance with FASB ASC Topic 718. See the information appearing in note 9 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended January 1, 2011 for certain assumptions made in the valuation of stock option awards.

(3)	The non-employee members of our board of directors who held such position on January 1, 2011 held the following aggregate number of unexercised options as of such date:

Number of
Securities
Underlying
Unexercised
Name	Options

Rodney A. Brooks, Ph.D.	29,333
Ronald Chwang, Ph.D.	90,000
Jacques S. Gansler, Ph.D.	100,000
Andrea Geisser	90,000
Helen Greiner	41,333
Paul J. Kern, Gen. U.S. Army (ret.)	90,000
George C. McNamee	90,000
Peter T. Meekin	50,000
Paul L. Sagan	50,000

The following table presents the fair value of each grant of stock options in 2010 to the non-employee members of our board of directors, computed in accordance with FASB ASC Topic 718:

			Exercise
		Number of	Price of	Grant Date
		Securities	Option	Fair Value of
		Underlying	Awards	Options
Name	Grant Date	Options	($)	($)

Rodney A. Brooks, Ph.D.	7/2/2010	10,000	17.70	80,514
Ronald Chwang, Ph.D.	7/2/2010	10,000	17.70	80,514
Jacques S. Gansler, Ph.D.	7/2/2010	10,000	17.70	80,514
Andrea Geisser	7/2/2010	10,000	17.70	80,514
Helen Greiner	7/2/2010	10,000	17.70	80,514
Paul J. Kern, Gen. U.S. Army (ret.)	7/2/2010	10,000	17.70	80,514
George C. McNamee	7/2/2010	10,000	17.70	80,514
Peter T. Meekin	7/2/2010	10,000	17.70	80,514
Paul L. Sagan	4/2/2010	40,000	14.52	286,960
	7/2/2010	10,000	17.70	80,514

Transactions with Related Persons

Other than compensation agreements and other arrangements which are described in “Compensation Discussion & Analysis,” in 2010, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Our board of directors has adopted a written related party transaction approval policy, which sets forth our polices and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy with regard to related party transactions is that all related party transactions are to be reviewed by our general counsel, who will determine whether the contemplated transaction or arrangement requires the approval of the board of directors, the nominating and corporate governance committee, both or neither.

PROPOSAL 2

APPROVAL OF THE COMPANY’S SENIOR EXECUTIVE
INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED

On April 6, 2011, our board of directors amended and restated the Senior Executive Incentive Compensation Plan (the “Incentive Plan”) so that incentive payments made under the Incentive Plan constitute performance-based compensation and therefore not subject to the compensation cap imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of the Incentive Plan

The following description of the Incentive Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which attached as Appendix A to this Proxy Statement.

Purpose

Section 162(m) of the Code generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1,000,000 paid in any fiscal year to their chief executive officer, or any of the three most highly compensated executive officers, other than the chief financial officer (“Covered Employees”), unless such payments are “performance-based” in accordance with conditions specified under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder. One of those conditions requires the Company to obtain stockholder approval of the material terms of the performance goals set by a committee of outside directors. Stockholder approval must be obtained initially and every five years thereafter.

The purpose of the Incentive Plan is to establish a program of incentive compensation for Covered Employees and other key employees of the Company and its subsidiaries that is directly related to attainment of pre-selected performance goals of the Company. Incentive payments made to Covered Employees under the Incentive Plan are intended to qualify as “performance-based” compensation and therefore allows the Company to obtain federal income tax deductions for such payments, without regard to the limitations of Section 162(m) of the Code.

Administration

The Incentive Plan is administered by the compensation committee. Each member of the compensation committee is required to be an “outside director” (within the meaning of Section 162(m) of the Code). The compensation committee has all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Incentive Plan, including authority to determine eligibility for participation, establish the maximum award which may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each participant, calculate and determine each participant’s level of attainment of such goals, and calculate the incentive award for each participant based upon such level of attainment. The compensation committee has full power and authority to construe, interpret, and administer the Incentive Plan.

Eligibility

Any officer or other key employee of the Company and its subsidiaries selected by the compensation committee, in its sole discretion, shall be eligible to participate in the Incentive Plan. As of January 2, 2011, there were approximately 8 employees of the Company who could, if selected by the compensation committee, participate in the Incentive Plan.

Incentive Awards and Performance Goals

The Incentive Plan provides that the compensation committee shall designate for each “Performance Period” (which is the period during which performance is measured to determine the level of attainment of an award) which participants will be eligible for incentive awards. The Performance Period is the fiscal year of the Company.

The compensation committee will establish within the first 90 days of each Performance Period a threshold, target and maximum award for each participant and the goals relating to the Company, subsidiary or division performance for each participant (the “Performance Goals”). Participants will earn incentive awards based upon the level of attainment of the applicable Performance Goals during the applicable Performance Period, as and to the extent established by the compensation committee.

The Performance Goals will be based on attainment of specific levels of performance of the Company (or of a subsidiary or division thereof) with reference to one or more of the following criteria: revenue, earnings per share, Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses and non-cash stock compensation), operating cash flow, operating income, operating expenses, gross margins, return on equity, investment, capital or assets, division contribution margin, inventory level, working capital and specific strategic milestones.

As soon as practicable following the end of the applicable Performance Period, the Compensation Committee will certify the attainment of the Performance Goals and will calculate the incentive award, if any, payable to each participant. Incentive awards will be paid in a lump sum payment as soon as practicable following the determination of the amount thereof by the compensation committee, but not later than March 15. The compensation committee retains the right to reduce the amount of any incentive award in its discretion. The maximum incentive award payable to a participant for any performance period is 200 percent of his bonus opportunity or $2 million, if less.

Effective Date; Termination and Amendment

If approved by the stockholders of the Company, the Incentive Plan will remain in effect. The compensation committee may amend, suspend or terminate the Incentive Plan at any time, provided, however, that no amendment may be made without the approval of the Company’s stockholders to the extent determined by the compensation committee to be required by the Code to ensure that payments under the Incentive Plan qualify as “performance-based” compensation under Section 162(m) of the Code.

New Plan Benefits

Because amounts payable under the Incentive Plan are based on satisfaction of certain Performance Goals in each applicable Performance Period, it cannot be determined at this time what amounts, if any, will be received by any participants under the Incentive Plan. The amounts earned under the Incentive Plan for fiscal years 2008, 2009 and 2010 to our Named Executive Officer are set forth in the Summary Compensation Table on page 26.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE iROBOT CORPORATION SENIOR EXECUTIVE
INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

The audit committee of the board of directors has retained the firm of PricewaterhouseCoopers LLP, independent registered public accountants, to serve as independent registered public accountants for our 2011 fiscal year. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1999. The audit committee reviewed and discussed its selection of, and the performance of, PricewaterhouseCoopers LLP for our 2010 fiscal year. As a matter of good corporate governance, the audit committee has determined to submit its selection to stockholders for ratification. If the selection of independent registered public accountants is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The audit committee of the board of directors has implemented procedures under our audit committee pre-approval policy for audit and non-audit services, or the Pre-Approval Policy, to ensure that all audit and permitted non-audit services to be provided to us have been pre-approved by the audit committee. Specifically, the audit committee pre-approves the use of PricewaterhouseCoopers LLP for specified audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the audit committee before it may be provided by PricewaterhouseCoopers LLP. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the audit committee. For additional information concerning the audit committee and its activities with PricewaterhouseCoopers LLP, see “The Board of Directors and Its Committees” and “Report of the Audit Committee of the Board of Directors.”

Representatives of PricewaterhouseCoopers LLP attended all of the meetings of the audit committee in 2010. We expect that a representative of PricewaterhouseCoopers LLP will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

PricewaterhouseCoopers LLP Fees

The following table shows the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP to us during the fiscal years ended January 1, 2011 and January 2, 2010.

	2010	2009

Audit Fees	$725,756	$710,848
Audit-Related Fees	3,013	31,653
Tax Fees	45,000	—
All Other Fees	3,394	3,075

Total	$777,163	$745,576

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, statutory filings, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees

Consists of fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit Fees.”

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal, state, local and international tax compliance.

All Other Fees

All other fees include licenses to technical accounting research software.

The audit committee has determined that the provision of services described above to us by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP
AS iROBOT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2011.

PROPOSAL 4

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The following proposal, commonly known as a say-on-pay proposal, gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at our annual meeting of stockholders:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

This vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. However, our board of directors and our compensation committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE APPROVAL OF, ON AN ADVISORY BASIS,
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY
VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires us to submit a non-binding, advisory resolution, commonly known as a say-on-frequency proposal, to stockholders at least once every six years to determine whether advisory votes on executive compensation, such as Proposal 4 of this proxy statement, should be held every one, two or three years.

After careful consideration, our board of directors has determined that an advisory vote on the compensation of our named executive officers that occurs every three years, or a triennial vote, is the most appropriate alternative for the Company, and therefore our board of directors recommends that you vote for a three-year interval for the say-on-frequency proposal. It should be noted, however, that you are not voting to approve or disapprove our board of directors’ recommendation on this matter.

Our board of directors believes that a triennial vote complements our goal to create a compensation program that enhances long-term stockholder value. A frequency of three years encourages long-term pay practices and discourages short-term thinking. Moreover, a short review cycle will not allow for a meaningful evaluation of our performance against our compensation practices, as any adjustment in pay practices would take time to implement and to be reflected in our financial performance and in the price of our common stock. Lastly, a triennial vote would allow us adequate time to compile meaningful input from stockholders on our pay practices and respond appropriately, which may be difficult to do on an annual or biennial basis.

This vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. However, our board of directors and our compensation committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering the frequency of holding future advisory votes on the compensation of our named executive officers.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE, ON AN ADVISORY BASIS, FOR A VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS TO BE HELD EVERY “3 YEARS”.

OTHER MATTERS

The board of directors knows of no other matters to be brought before the annual meeting. If any other matters are properly brought before the annual meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2011 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the Securities and Exchange Commission, must be received at the Company’s principal executive offices not later than December 15, 2011. Stockholders who wish to make a proposal at the 2012 annual meeting — other than one that will be included in the Company’s proxy statement — must notify us between January 26, 2012 and February 25, 2012. If a stockholder who wishes to present a proposal fails to notify us by February 25, 2012 and such proposal is brought before the 2012 annual meeting, then under the Securities and Exchange Commission’s proxy rules, the proxies solicited by management with respect to the 2012 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and

Exchange Commission’s proxy rules. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulations of the Securities and Exchange Commission to furnish us with copies of all such filings. Based solely on our review of copies of such filings we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended January 1, 2011, except that each of Alison Dean, Helen Greiner, Peter Meekin and Robert Moses did not timely file a Form 4 with respect to one transaction.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us and, in addition to soliciting stockholders by mail through its regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

HOUSEHOLDING OF PROXY MATERIALS

Our 2010 Annual Report, including audited financial statements for the fiscal year ended January 1, 2011, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, Broadridge Financial Solutions has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if Broadridge has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, we will deliver promptly a separate copy of the Annual Report and the proxy statement to any shareholder who sends a written request to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary, Office of the General Counsel, (781) 430-3000. If your household is receiving multiple copies of our Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary, Office of the General Counsel.

Appendix A

iRobot Corporation Senior Executive Incentive Compensation Plan,
as amended and restated as of April 6, 2011

IROBOT CORPORATION
SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN
AS AMENDED AND RESTATED

1.	Purpose

This Senior Executive Incentive Compensation Plan (the “Incentive Plan”) is intended to provide an incentive for superior work and to motivate eligible executives of iRobot Corporation (the “Company”) and its subsidiaries toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. The Incentive Plan is for the benefit of Covered Executives (as defined below). The Incentive Plan is amended and restated as of January 2, 2011 in order to ensure that future payments under the Incentive Plan qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Covered Executives

From time to time, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) may select certain key executives (the “Covered Executives”) to be eligible to receive bonuses hereunder.

3.	Administration

Each member of the Compensation Committee must be an “outside director” within the meaning of Section 162(m) of the Code. The Compensation Committee shall have the sole discretion and authority to administer and interpret the Incentive Plan. The Compensation Committee in its discretion may decrease but not increase the amount of the bonus payment to any Covered Executive.

4.	Bonus Determinations

a. A Covered Executive may receive a bonus payment under the Incentive Plan based upon the attainment of performance targets that are approved by the Compensation Committee and relate to the following financial and operational metrics with respect to the Company or any of its subsidiaries or divisions (the “Performance Goals”) relating to any or any combination of the following (measured absolutely or by reference to a select group of companies, an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): revenue, earnings per share, Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses and non-cash stock compensation), operating cash flow, operating income, operating expenses, gross margins, return on equity, investment, capital or assets, division contribution margin, inventory level, working capital, and specific strategic milestones including acquisitions and product launch.

b. (i) Any bonuses paid to Covered Executives under the Incentive Plan shall be based upon objectively determinable bonus formulas approved by the Compensation Committee that tie such bonuses to one or more performance targets relating to the Performance Goals, (ii) bonus formulas and performance targets for Covered Executives shall be adopted within the first 90 days of each performance period by the Compensation Committee and (iii) no bonuses shall be paid to Covered Executives unless and until the Compensation Committee has certified the level of attainment of the Performance Goals.

c. Each Covered Executive shall have a targeted bonus opportunity for each performance period. The maximum bonus payable to a Covered Executive under this Incentive Plan is 200 percent of the Covered Executive’s bonus opportunity, but not in excess of $2 million.

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d. The payment of a bonus to a Covered Executive with respect to a performance period shall be conditioned upon the Covered Executive’s employment by the Company on the last day of the performance period; provided, however, that the Compensation Committee may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of a Covered Executive’s termination of employment, retirement, death or disability.

e. The performance period under the Incentive Plan shall be the Company’s fiscal year.

5.	Stockholder Approval

No payments may be made under this Incentive Plan to any Covered Executive who is a “covered employee” within the meaning of Section 162(m) of the Code unless and until the stockholders of the Company have approved the Incentive Plan (and to the extent required by Section 162(m) of the Code, re-approved the Incentive Plan) in a manner that complies with the stockholder approval requirements of Section 162(m) of the Code.

6.	Timing of Payment & Tax Withholding

The Performance Goals will be measured at the end of each fiscal year after the Company’s financial reports have been published. If the Performance Goals are met, payments will be made within 30 days thereafter, but not later than March 15. All payments under the Plan shall be subject to reduction for applicable tax and other legally or contractually required withholdings.

7.	Amendment and Termination

The Company reserves the right to amend or terminate the Incentive Plan at any time in its sole discretion; provided, however, that plan amendment shall be subject to the approval of the Company’s stockholders to the extent determined by the Compensation Committee to be required by the Code to ensure that payments under the Incentive Plan qualify as “performance-based” compensation under Section 162(m) of the Code.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 25, 2011.

Vote by Internet
•	Log on to the Internet and go to
www.investorvote.com/IRBT
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A    Proposals — The Board of Directors recommends a vote FOR items 1, 2, 3 AND 4, AND a vote FOR a 3-year frequency for item 5.

1. To elect three class III directors, nominated by the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal.
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Nominees:	01 - Gail Deegan	02 - Andrea Giesser	03 - Jacques S. Gansler, Ph.D.

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain				For	Against	Abstain

2.	To approve our Senior Executive Incentive Compensation Plan, as amended and restated.	☐	☐	☐	3.	To ratify the appointment of the firm of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2011.		☐	☐	☐

		For	Against	Abstain			1 Yrs	2 Yrs	3 Yrs	Abstain

4.	To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐	5.	To vote, on an advisory basis, on the frequency of holding future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

6.	To transact such other business as may properly come before the annual meeting and any adjournment thereof.					The Board recommends a vote to hold an advisory vote on the compensation of our named executive officers every 3 YEARS.
 B   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 25, 2011. THE PROXY STATEMENT AND
ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT
http://materials.proxyvote.com/462726
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — iRobot Corporation	+

Proxy for Annual Meeting of Stockholders
May 25, 2011
SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints Glen D. Weinstein as proxy, with full power of substitution to vote all shares of stock of iRobot Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of iRobot Corporation to be held on Wednesday, May 25, 2011, at 10:00 a.m. local time, at iRobot Corporation headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 13, 2011, a copy of which has been received by the undersigned.
THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4, AND 5 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
 SEE REVERSE SIDE
 C   Non-Voting Items
Change of Address — Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting	☐

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